UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 4, 2010

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of Director

At a meeting held on February 4, 2010 (the “Meeting”), based on the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of EnerNOC, Inc. (the “Company”), the Board elected Dr. Susan F. Tierney as a Class III director of the Company with a term expiring at the Company’s upcoming 2010 annual meeting of stockholders (the “2010 Annual Meeting”).  Dr. Tierney has been nominated for re-election at the 2010 Annual Meeting.  In connection with her election to the Board, Dr. Tierney will be awarded a restricted stock grant under the Company’s 2007 Employee, Director and Consultant Stock Plan for 8,000 shares of the Company’s common stock, such shares to vest over a period of three years at a rate of thirty-three percent (33%) on the first anniversary of the grant date and quarterly thereafter. Dr. Tierney will also be entitled to receive an annual cash retainer of $30,000, paid quarterly, and will be eligible to receive annual equity grants, as more fully described in the Company’s definitive proxy statement (File No. 001-33471) filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2009.  In addition, Dr. Tierney and the Company will enter into an indemnification agreement, the form of which is attached as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-140632), filed with the SEC on May 3, 2007.  There are no understandings or arrangements between Dr. Tierney and any other person pursuant to which Dr. Tierney was elected as a director.

(e)           Compensatory Arrangements of Certain Officers

2010 Executive Bonus Plan

At the Meeting, based on the recommendation of the Compensation Committee (the “Committee”) of the Board, the Board approved the Company’s 2010 Executive Bonus Plan (the “Plan”).  Pursuant to the Plan, the 2010 annual bonus amount (the “Bonus Amount”) for each “named executive officer” (as such term is used in Instruction 4 to Item 5.02 of Form 8-K) (collectively, the “Named Executives”), which may be payable in cash or shares of the Company’s common stock and which will be paid in early 2011, will be determined based upon the achievement of certain pre-determined individual and corporate performance objectives.  Specifically, each Named Executive’s Bonus Amount will be weighted as follows: 80% will be based on the Company’s achievement of certain revenue, gross profit, net income and cash flow targets applicable to 2010, which targets have been set by the Board, and 20% will be discretionary based on the achievement of individual or departmental performance goals (the “Discretionary Bonus Amount”).  The Discretionary Bonus Amount will be recommended by the Company’s Chief Executive Officer, except in the case of the Company’s Chief Executive Officer, whose Discretionary Bonus Amount will be based on the recommendation of the Committee.

At the Meeting, the Committee also recommended to the Board, and the Board approved, the following target bonuses (as a percentage of base salary) for each of the Named Executives:

Name and Position	Target Bonus (% of Base Salary)
Timothy G. Healy Chief Executive Officer and Chairman	100%

David B. Brewster President	75%

Timothy Weller Chief Financial Officer and Treasurer	65%

Darren P. Brady Senior Vice President and Chief Operating Officer	50%

Gregg M. Dixon Senior Vice President of Marketing	115%

Item 7.01               Regulation FD Disclosure.

On February 10, 2010, the Company issued a press release announcing Dr. Tierney’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press release issued by the Company on February 10, 2010, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: February 10, 2010	By:	/s/ Timothy Weller
	Name:	Timothy Weller
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by the Company on February 10, 2010, furnished herewith.